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                                                                   EXHIBIT 99(c)

                    FORM OF LETTER TO REGISTERED HOLDERS AND/OR DTC PARTICIPANTS

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
               Instruction to Registered Holder and/or Depository
               Trust Company Participant from Beneficial Owner for

                              Offer to Exchange its
                      5.65% Exchange Senior Notes due 2013
                        which have been registered under
                     the Securities Act of 1933, as amended,
                       for any and all of its outstanding
                           5.65% Senior Notes due 2013
                   that were issued and sold in a transaction
                exempt from registration under the Securities Act

                 PURSUANT TO THE PROSPECTUS DATED ________, 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME, ON ________, 2004, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

         The undersigned hereby acknowledges receipt of the Prospectus dated ________, 2004 (the "Prospectus") of The Cleveland Electric Illuminating Company, an Ohio corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 5.65% Exchange Senior Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 5.65% Senior Notes due 2013 (the "Original Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

          This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

         The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

                $_____________ of the 5.65% Senior Notes due 2013.

         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

                  []To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF LESS THAN ALL)):

                              $_____________ of the 5.65% Senior Notes due 2013.

                  []NOT to TENDER any Original Notes held by you for the account of the undersigned.

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         If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any Exchange Notes you receive will be acquired in the ordinary course of business;
(ii) you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;
(iii) you are not an "affiliate" of the Company as defined in Rule 405 of the Securities Act; (iv) if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes within the meaning of the Securities Act; and (v) if you are a participating broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended (the "Exchange Act"), on behalf of whom the undersigned holds the Original Notes to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

________________________________________________________________________________
NAME OF BENEFICIAL OWNER(S)

________________________________________________________________________________
SIGNATURE

________________________________________________________________________________
NAME(S) (PLEASE PRINT)

________________________________________________________________________________
ADDRESS

________________________________________________________________________________
TELEPHONE NUMBER

________________________________________________________________________________
TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

________________________________________________________________________________
DATE